Exhibit 99.1

Exterran Corporation Divest Non-Core Asset in Italy

HOUSTON, August 08, 2016 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced the sale of Belleli Energy Critical Processing Equipment S.r.l. (“Belleli Energy CPE”), to Tosto S.r.l, effective August 1.

Belleli Energy CPE, headquartered in Mantova, Italy, provides engineering, procurement and fabrication services related to the manufacturing of critical process equipment for refinery and petrochemical facilities.

Exterran’s President and Chief Executive Officer Andrew Way said: “The divestiture reflects the ongoing execution of our plan to focus on our core businesses and optimize our portfolio to improve returns. This business had limited synergies with our core business, serving oil and gas customers around the world. In addition to this sale, I am pleased to report that during the second quarter of 2016 we repaid approximately $33 million in debt. As of June 30, 2016, we had approximately $399 million in total debt and approximately $37 million in cash.”

The Company maintains ownership of the non-core Belleli Energy S.r.l. (“Belleli Energy EPC”), the engineering, procurement and construction business that manufactures tank farms, evaporators and brine heaters for desalination plants. Belleli Energy S.r.l., now known as Exterran Italy s.r.l., had been the parent company of Belleli Energy CPE.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Corporation’s (“Exterran”) control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, Exterran’s expectations regarding the anticipated timing and results of the Audit Committee’s internal investigation; the anticipated timing for filing restated financial statements with the SEC; and the impact and materiality of errors on the Company’s financial statements.

While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are unanticipated delays in completing the Audit Committee’s internal investigation, the preparation and audit of the Company’s previously filed financial statements and the implementation of changes to the Company’s internal controls and procedures.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2015, Exterran’s Registration Statement on Form 10 and Exterran’s other filings with the SEC, which are available at www.exterran.com. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Exterran Corporation

Exterran Corporation
Investors
Greg Rosenstein, 281-854-3199
Media
George Smalley, 281-854-3163

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